Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Chesapeake Corporation on Form S-8 (File No. 333-145388) of our report dated June 17, 2008, appearing in this Annual Report of Form 11-K of the Chesapeake Corporation 401(k) Savings Plan for the year ended December 31, 2007.

/s/ PKF Witt Mares, PLC
PKF Witt Mares, PLC

Richmond, Virginia
June 19, 2008